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                                                                  Exhibit 10.74

                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT, dated as of November 29, 2001, made by VYTECH HOLDINGS, INC., a Delaware corporation ("Guarantor") and HOLCOMBE T. GREEN, JR., in favor of WESTPOINT STEVENS INC., a Delaware corporation ("WXS").

                              W I T N E S S E T H:

         WHEREAS, on even date herewith Guarantor did enter into a certain letter agreement with WXS and HTG Corp., a Georgia corporation ("Account Party")(as the same may from time to time be amended, supplemented and/or restated, including amendments which increase the Account Party obligations thereunder, the "Letter Agreement"); and

         WHEREAS, one of the terms and conditions stated in the Letter Agreement for the making of the financial accommodations described therein is the execution and delivery to WXS of this Guaranty Agreement;

         NOW, THEREFORE, in order to comply with the terms and conditions of the Letter Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

                                   ARTICLE 1

                                  THE GUARANTY

         Section 1.1 Liabilities Guaranteed. Guarantor hereby irrevocably and unconditionally guarantees the prompt payment and performance of the Liabilities (defined below) when due, whether at maturity or otherwise (but after giving effect to any grace, notice or cure period extended to the Account Party by WXS in regard thereto). As used herein, "Liabilities" shall mean all obligations of HTG Corp. to pay the Account Balance (as defined in the Letter Agreement), and all interest accrued thereon but unpaid, and to perform the other obligations provided for in the Letter Agreement.

         Section 1.2 Nature of Guaranty. This Guaranty Agreement is an absolute, irrevocable, completed and continuing guaranty of payment and performance and not a guaranty of collection, and no notice of the Liabilities or any extension of credit already or hereafter contracted by or extended to the Account Party need be given to Guarantor. This Guaranty Agreement may not be revoked by Guarantor and shall continue to be effective with respect to debt and other obligations under the Liabilities arising or created after any attempted revocation by Guarantor and shall remain in full force and effect until the Liabilities are paid in full and fully performed. The Account Party and WXS may modify, alter, rearrange, extend for any period and/or renew from time to time, the Liabilities, and WXS may waive any default in respect thereof without notice to the Guarantor and in such event Guarantor will remain fully bound hereunder on the Liabilities. This Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Liabilities is rescinded or must otherwise be returned by the Account Party upon the insolvency, bankruptcy or reorganization of the Account Party, or otherwise, all as though such payment had not been
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made. This Guaranty Agreement may be enforced by WXS and any subsequent holder of any of the Liabilities and shall not be discharged by the assignment or negotiation of all or part of the Liabilities. Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of default, notice of intent to accelerate the maturity and notice of acceleration of the maturity and any other notice in connection with the Liabilities, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of WXS being conclusively presumed by WXS' request for this Guaranty Agreement and delivery of the same to WXS.

         Section 1.3 Rights of WXS. Guarantor authorizes WXS, without notice or demand and without affecting Guarantor's liability hereunder, to take and hold security for the payment of the Liabilities, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as WXS in its discretion may determine; and to obtain a guaranty of the Liabilities from any one or more persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other persons from their obligations under such guaranties.

         Section 1.4       Guarantor's Waivers.

         (a) General. Guarantor waives any right to require WXS to (i) proceed against the Account Party, or any other person liable on the Liabilities, (ii) enforce any of their rights against any other guarantor of the Liabilities, (iii) proceed or enforce any of their rights against or exhaust any security given to secure the Liabilities, (iv) have the Account Party joined with Guarantor in any suit arising out of this Guaranty Agreement and/or the Liabilities, or (v) pursue any other remedy in WXS' power whatsoever. WXS shall not be required to mitigate damages or take any action to reduce, collect or enforce the Liabilities. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Account Party or any other guarantor of the Liabilities, and shall remain liable hereon regardless of whether the Account Party or any other guarantor be found not liable thereon for any reason. Whether and when to exercise any of the remedies of WXS under the Letter Agreement shall be in the sole and absolute discretion of WXS, and no delay by WXS in enforcing any remedy, including delay in conducting a foreclosure sale, shall be a defense to the Guarantor's liability under this Guaranty Agreement. To the extent allowed by applicable law, the Guarantor hereby waives any good faith duty on the part of WXS in exercising any remedies provided in the Letter Agreement.

         (b) Subrogation. Until the Liabilities have been paid in full, the Guarantor waives all rights of subrogation or reimbursement against the Account Party, whether arising by contract or operation of law (including, without limitation, any such right arising under any federal or state bankruptcy or insolvency laws) and waives any right to enforce any remedy which WXS now has or may hereafter have against the Account Party and waives any benefit or any right to participate in any security now or hereafter held by WXS.

         Section 1.5 Maturity of Liabilities; Payment. Guarantor agrees that if the maturity of any of the Liabilities is accelerated for any reason, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to Guarantor. Guarantor will, forthwith upon notice from WXS, pay to WXS the amount due and unpaid by the


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Account Party and guaranteed hereby. The failure of WXS to give this notice shall not in any way release Guarantor hereunder.

         Section 1.6 Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that Guarantor's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

         (a) Modifications, etc. Any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Liabilities, or the Letter Agreement or any instrument executed in connection therewith, or any contract or understanding between the Account Party and WXS, or any other Person, pertaining to the Liabilities;

         (b) Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by WXS to the Account Party or Guarantor or any Person liable on the Liabilities;

         (c) Condition of Account Party or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of the Account Party or Guarantor or any other Person at any time liable for the payment of all or part of the Liabilities; or any dissolution of the Account Party or Guarantor, or any sale, lease or transfer of any or all of the assets of the Account Party or Guarantor, or any changes in the shareholders, partners, or members of the Account Party or Guarantor; or any reorganization of the Account Party or Guarantor;

         (d) Invalidity of Liabilities. The invalidity, illegality or unenforceability of all or any part of the Liabilities, or any document or agreement executed in connection with the Liabilities, for any reason whatsoever, including without limitation the fact that the Liabilities, or any part thereof, exceed the amount permitted by law, the act of creating the Liabilities or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Liabilities acted in excess of their authority, the Liabilities violate applicable usury laws, the Account Party has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Liabilities wholly or partially uncollectible from the Account Party, the creation, performance or repayment of the Liabilities (or the execution, delivery and performance of any document or instrument representing part of the Liabilities or executed in connection with the Liabilities, or given to secure the repayment of the Liabilities) is illegal, uncollectible, legally impossible or unenforceable, or the Letter Agreement or other documents or instruments pertaining to the Liabilities have been forged or otherwise are irregular or not genuine or authentic;

         (e) Release of Obligors. Any full or partial release of the liability of the Account Party on the Liabilities or any part thereof, of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Liabilities or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the


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Liabilities in full without assistance or support of any other Person, and
Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that other parties other than the Account Party will be liable to perform the Liabilities, or WXS will look to other parties to perform the Liabilities;

         (f) Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Liabilities;

         (g) Release of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Liabilities;

         (h) Care and Diligence. The failure of WXS or any other person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

         (i) Payments Rescinded. Any payment by the Account Party to WXS is held to constitute a preference under the bankruptcy laws, or for any reason WXS is required to refund such payment or pay such amount to the Account Party or someone else; or

         (j) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Letter Agreement, the Liabilities, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Liabilities pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Liabilities when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Liabilities.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 By Guarantor. In order to induce WXS to accept this Guaranty Agreement, Guarantor represents and warrants to WXS (which representations and warranties will survive the creation of the Liabilities and any extension of credit with respect thereto) that:

         (a) Power and Authorization. Guarantor is duly authorized and empowered to execute, deliver and perform this Guaranty Agreement and all action on Guarantor's part requisite for the due execution, delivery and performance of this Guaranty Agreement has been duly and effectively taken.

         (b) Binding Obligations. This Guaranty Agreement constitutes a valid and binding obligation of Guarantor, enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).


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         (c)      No Legal Bar or Resultant Lien. This Guaranty Agreement will not violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Guarantor is subject, or result in the creation or imposition of any lien upon any properties of Guarantor. Guarantor's execution, delivery and performance of this Guaranty Agreement does not require the consent or approval of any other person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

         (d) Assets. Guarantor's sole asset consists of one hundred percent (100%) of the issued and outstanding shares of capital stock of Vytech Midco, Inc. ("Vytech Midco"). Vytech Midco's sole asset consists of one hundred percent (100%) of the issued and outstanding shares of capital stock of Vytech Industries, Incorporated ("Vytech Industries").

         Section 2.2 No Representation by WXS. Neither WXS nor any other person has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty Agreement.

                                    ARTICLE 3

                                    COVENANTS

         Holcombe T. Green, Jr. and Guarantor each covenants and agrees, that from and after the date hereof and until all Liabilities shall have been satisfied, to the covenants and agreements set forth below.

         Section 3.1 Negative Pledge. Guarantor and Vytech Midco will not create, incur, assume or suffer to exist any lien or other encumbrance (a "Lien") on any of their capital stock, property or assets now owned or hereafter acquired, other than Liens in existence on the date hereof. Vytech Industries will not create, incur, assume or suffer to exist any such Lien in favor of Holcombe T. Green, Jr. or any of his affiliates.

         Section 3.2 Dividends, Etc. Guarantor, Vytech Midco and Vytech Industries will not declare or pay any cash dividend or distribution on any class of their stock, except for payments made for the purposes of satisfying obligations under the Letter Agreement or dividends to the extent permitted by the senior lender to Vytech Industries expressly in respect of tax income attributable to the shareholders of Guarantor by virtue of the Subchapter S election under the Internal Revenue Code of Guarantor, or make any cash payment to purchase, redeem, retire or acquire any capital stock, or any option, warrant, or other right to acquire such capital stock.

         Section 3.3 Investments. Guarantor will not make, or permit, create or hold any assets or investments other than capital stock of Vytech Midco, and it will cause Vytech Midco (i) to not make, permit, create or hold any assets or investments other than the capital stock of Vytech Industries, and
(ii) as sole shareholder of Vytech Industries, cause such company to operate its businesses and hold its assets, in all material respects, only in the ordinary course of business of such company, as historically conducted.

         Section 3.4 Indebtedness. Guarantor and Vytech Midco will not guarantee, assume or in any manner become liable with respect to indebtedness of any person or entity outside the


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ordinary course of business. Vytech Industries will not guarantee, assume or in any manner become liable with respect to indebtedness of Holcombe T. Green, Jr. or any of his affiliates.

         Section 3.5 Loans. Guarantor and Vytech Midco will not make any loan to any person or entity. Vytech Industries will not make any loans to Holcombe T. Green, Jr. or any of his affiliates.

         Section 3.6 Compensation Matters. Guarantor and Vytech Midco will not increase the compensation of any employee or director.

                                    ARTICLE 4

                                  MISCELLANEOUS

         Section 4.1 Successors and Assigns. This Guaranty Agreement is and shall be in every particular available to the successors and assigns of WXS and is and shall always be fully binding upon the legal representatives, heirs, successors and assigns of Guarantor, notwithstanding that some or all of the monies, the repayment of which this Guaranty Agreement applies, may be actually advanced after any bankruptcy, receivership, reorganization, death, disability or other event affecting Guarantor.

         Section 4.2 Notices. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement may be given and shall conclusively be deemed and considered to have been given and received if addressed to Guarantor at the address on the signature page hereof or at such other address provided to WXS in writing.

         Section 4.3       Choice of Law, Submission to Jurisdiction; Etc.

         (a) THIS GUARANTY AGREEMENT IS A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA.

         (b) THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY GEORGIA STATE COURT OR ANY FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF GEORGIA, AS WXS MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. THE GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY OF SUCH COURTS. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE GUARANTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND THE GUARANTOR FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE GUARANTOR HEREBY EXPRESSLY WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH THE GUARANTOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT


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DOMICILES. THE GUARANTOR AUTHORIZES THE SERVICE OF PROCESS UPON THE GUARANTOR BY
REGISTERED MAIL SENT TO THE GUARANTOR AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF.

         (c) THE GUARANTOR HEREBY (1) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN; (2) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (3) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS.

         Section 4.4 Invalidity. In the event that any one or more of the provisions contained in this Guaranty Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty Agreement.

         Section 4.5 Entire Agreement. This written guaranty agreement and the Letter Agreement embody the entire agreement and understanding among WXS and the Guarantor and supersede all other agreements and understandings among such parties relating to the subject matter hereof. This written Guaranty Agreement represents the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties, there are, no unwritten oral agreements among the parties.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, Guarantor has executed this Agreement, as of the date first above written.

                                    VYTECH HOLDINGS, INC.



                                    By: /s/ Holcombe T. Green, Jr.
                                        --------------------------------------
                                        Holcombe T. Green, Jr., President



                                    /s/ Holcombe T. Green, Jr.
                                    ------------------------------------------
                                    Holcombe T. Green, Jr., Individually -
                                    Solely for the purposes of Section 3
                                    of this Agreement


                                    Address for notices:
                                        Vytech Holdings, Inc.
                                        3475 Piedmont Road, N.E.
                                        Suite 1600
                                        Atlanta, Georgia  30305
                                        Attn:  President
                                        Telephone Number: (404) 261-1187
                                        Telecopier Number: (404) 760-7182


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